UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2024

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market
Securities registered pursuant to Section 12(g) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Astronics Corporation (the “Company”) amended its existing credit facility on July 11, 2024 by entering into the Seventh Amended and Restated Credit Agreement (the “Restated Agreement”), with HSBC Bank USA, National Association, as agent for the lenders, and the lenders signatory thereto. The Restated Agreement increased the maximum aggregate amount that the Company can borrow pursuant to the revolving credit line thereunder to $200 million from $115 million, with borrowings subject to a borrowing base determined primarily by inventory, accounts receivable, fixed assets and real estate. The Restated Agreement extended the scheduled maturity date for the credit facility from January 19, 2026 to July 11, 2027. Under the terms of the Restated Agreement, the Company will now pay interest on the unpaid principal amount of the credit facility at a rate equal to SOFR plus a term SOFR adjustment in the amount of 0.10% per annum (which collectively shall be at least 1.00%) plus an applicable margin ranging from 2.50% to 3.00% determined based upon the Company’s excess availability (as defined in the Restated Agreement). The Company will pay a quarterly commitment fee under the Restated Agreement on undrawn revolving credit commitments in an amount equal to 0.25% or 0.375% based on the Company’s average excess availability under the credit facility.

The Company also entered into a $55 million term loan Credit Agreement (the “Term Loan Agreement”) on July 11, 2024, with HSBC Bank USA, N.A., as agent for the lenders, and the lenders signatory thereto, including certain funds managed by Redwood Capital Management, LLC. The Term Loan Agreement is secured primarily by the Company’s intellectual property and equity interests of the Company’s subsidiaries. The maturity date of the Term Loan Agreement is July 11, 2027. The Company will pay interest under the Term Loan Agreement at a rate equal to SOFR plus a term SOFR adjustment in the amount of 0.10% per annum (which collectively shall be at least 1.00%) plus an applicable margin ranging from 5.50% to 6.75% determined based upon the Company’s consolidated leverage ratio (as defined in the Term Loan Agreement). The Company will pay a commitment fee to the lenders under the Term Loan Agreement in the amount of 2.0% of the total aggregate commitment. The Company is required to repay the principal amount of the term loans under the Term Loan Agreement in quarterly installments on the last day of each fiscal quarter in an amount equal to $137,500.

The principal amount of the Term Loan Agreement will amortize at a rate of 1.00% (or approximately $500,000) per year.

Certain of the Company’s subsidiaries are borrowers under the Restated Agreement and the Term Loan Agreement and the assets of such subsidiaries also secure the obligations under the Restated Agreement and the Term Loan Agreement.

Pursuant to the Restated Agreement and the Term Loan Agreement, the Company is subject to a minimum fixed charge coverage ratio of 1.10 to 1.00. The Company is also required to maintain minimum excess availability of the greater of (x) 10% of the borrowing base under the Restated Agreement, or (y) $15.0 million.

The above description does not purport to be complete and is qualified in its entirety by reference to the Restated Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Term Loan Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 11, 2024, the Company repaid in full all outstanding indebtedness under the Credit Agreement dated as of January 19, 2023 by and among the Company, the other borrowers and guarantors signatory thereto, Great Rock Capital Partners Management, LLC, as Agent and the lenders signatory thereto (as amended, the “Great Rock Agreement”). The Great Rock Agreement payoff amount of approximately $84.5 million consisted of a repayment of a term loan in the principal amount of approximately $80.3 million, plus accrued but unpaid interest, fees and expenses, including a call premium of 4.00% (or approximately $3.2 million) which satisfied all of the Company’s indebtedness obligations thereunder. In connection with the repayment of such outstanding indebtedness obligations by the Company, all security interests, mortgages, liens and encumbrances securing the obligations under the Great Rock Agreement, and the Great Rock Agreement, related loan documents, and all guarantees of such indebtedness obligations were terminated in full. The Company funded the repayment of its obligations under the Great Rock Agreement with borrowings under the Restated Agreement and the Term Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On July 11, 2024, the Company issued a news release announcing the refinancing under the Restated Agreement and the Term Loan Agreement. A copy of the press release is attached as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report including the exhibit hereto, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Seventh Amended and Restated Credit Agreement dated as of July 11, 2024 by and among Astronics Corporation, the other borrowers and guarantors signatory thereto, HSBC Bank USA, National Association, as Agent, and the lenders signatory thereto
10.2	Credit Agreement dated as of July 11, 2024 by and among Astronics Corporation, the other borrowers and guarantors signatory thereto, HSBC Bank USA, N.A., as Agent, and the lenders signatory thereto
99.1	Press Release of Astronics Corporation dated July 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	July 11, 2024	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer